NOTE PAYABLE

Date 09-06-2005

FOR VALUE RECEIVED, Signature Leisure, Inc. hereby promises to pay to the order of Stephen W. Carnes, President/ CEO of Signature Leisure, Inc. the balance of all loans given to Signature Leisure, Inc. by Stephen W. Carnes on behalf of Signature Leisure, Inc. that have accrued September 6, 2005.

This Note Payable shall be paid in full on or before April 1, 2006, when it shall be due and payable on demand of any holder hereof. Any delay of payment beyond April 1, 2006 shall result in interest beginning to accrue at a rate of 12% interest starting on April 1, 2006. It may be prepaid in part or whole without any penalty. All payments shall be first applied to interest and balance to principle.

All Parties to this Note Payable waive presentment, demand and protest and all notices thereto.

In the event of default, the undersigned agree to pay all costs of collections and all reasonable attorneys' fees.

Signed this 6th day of September, 2005

Stephen W. Carnes
President/ CEO
Signature Leisure, Inc.